                                 EXHIBIT 10.10

                 AMENDMENT NO. 4 TO REVOLVING CREDIT AGREEMENT

                         Dated as of November 15, 2001

         This AMENDMENT NO. 4 TO REVOLVING CREDIT AGREEMENT, dated as of November 15, 2001 (this "Amendment"), amends that certain Revolving Credit Agreement, dated as of December 22, 1997 (as amended and in effect from time to time, the "Credit Agreement"), by and among PERKINS FAMILY RESTAURANTS, L.P., a Delaware limited partnership ("Perkins"), THE RESTAURANT COMPANY, a Delaware corporation ("TRC"), PERKINS RESTAURANTS, INC., a Minnesota corporation ("PRI"), and PERKINS MANAGEMENT COMPANY, INC., a Delaware corporation ("PMC"), and PERKINS FINANCE CORP., a Delaware corporation (together with TRC, PRI and PMC, the "Original Guarantors"), FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), a national banking association and the other lending institutions listed on
Schedule 1 thereto (the "Banks"), FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), as agent and administrative agent for the Banks (the "Agent"), and BANK OF AMERICA, N.A. (f/k/a Nationsbank, N.A.), as Syndication Agent (the "Syndication Agent"). All capitalized terms used herein without definitions shall have the meanings given such terms in the Credit Agreement.

         WHEREAS, pursuant to the Joinder and Amendment No. 2, dated as of December 20, 1999, by and among Perkins, the Original Guarantors, the Banks, the Agent and the Syndication Agent, TRC joined the Credit Agreement and the Loan Documents and agreed to become a Borrower under the Credit Agreement and to comply with and be bound by all of the terms, conditions and covenants of the Credit Agreement and Loan Documents applicable to it as a Borrower;

         WHEREAS, as of the Merger Date, Perkins, PRI and PMC merged with and into TRC such that TRC became the sole Borrower under the Credit Agreement (TRC is hereinafter referred to as the "Borrower");

         WHEREAS, pursuant to a Guaranty, dated as of December 20, 1999, by The Restaurant Holding Corporation ("TRHC") in favor of the Agent and the Banks, TRHC has guaranteed all of the Borrower's obligations to the Banks and the Agent under or in respect of the Credit Agreement and the other Loan Documents and became a Guarantor under the Credit Agreement;

         WHEREAS, pursuant to a Guaranty, dated as of September 30, 2000, by The Restaurant Company of Minnesota ("TRCM") in favor of the Agent and the Banks, TRCM has guaranteed all of the Borrower's obligations to the Banks and the Agent under or in respect of the Credit Agreement and the other Loan Documents and became a Guarantor under the Credit Agreement;

         WHEREAS, pursuant to a Guaranty, dated as of September 30, 2000, by TRC Realty LLC ("Realty") in favor of the Agent and the Banks, Realty has guaranteed all of the Borrower's obligations to the Banks and the Agent under or in respect of the Credit Agreement and the other Loan Documents and became a Guarantor under the Credit Agreement; and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as provided more fully herein.

         NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         ss.1.    AMENDMENTS TO CREDIT AGREEMENT.

         ss.1.1. DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended as follows:

         (a) The definition of "Applicable Margin" set forth in ss.1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin with respect to Revolving Credit Loans, (for Base Rate Loans and Eurodollar Rate Loans) and for the Letters of Credit shall be the applicable percentage set forth below with respect to each such Loan or Letter of Credit, as the case may be, corresponding to the Borrower's Leverage Ratio, as determined at the end of the fiscal quarter of the Borrower and its Subsidiaries ending immediately prior to the applicable Rate Adjustment Period:


                                                                   Eurodollar Rate Loans
     Level             Leverage Ratio        Base Rate Loans       and Letters of Credit

       I                  < 2.75:1                 0%                      2.00%

       II           > 2.75:1 and <3.50:1          0.50%                    2.50%
                    -

      III           > 3.50:1 and <3.75:1          1.00%                    3.00%
                    -

       IV                 > 3.75:1                1.50%                    3.50%
                          -

                  Notwithstanding the foregoing, if the Borrower fails to deliver any Compliance Certificate pursuant to ss.9.4(d) hereof, then for the period commencing on the first day of the month immediately following the date such Compliance Certificate was due through the date immediately preceding the Adjustment Date that occurs immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be that percentage corresponding to Level IV in the table above."

         (b) The definition of "Consolidated Funded Indebtedness" set forth in ss.1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Consolidated Funded Indebtedness. At any time, the sum of
         (a) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases (including, without limitation, (i) the Discount Notes, (ii) the accreted value of the accrued but unpaid interest on the Discount Notes as of November 15, 2001 payable by the Borrower on May 15, 2003 in accordance with ss.6 of the Discount Notes), plus (b) without duplication, all reimbursement obligations of such Persons in respect of letters of credit outstanding, plus (c) without duplication, all Indebtedness guaranteed by the Borrower or any of its Subsidiaries."

         (c) The definition of "Consolidated Net Income" set forth in ss.1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, but before deduction of Tax Distributions, determined in accordance with generally accepted accounting principles, after eliminating therefrom any income attributable to the sale of assets by the Borrower or its Subsidiaries outside of the ordinary course of business other than income attributable to the sale of assets prior to October 7, 2001 (it being understood that the provisions of this definition shall not impair any restriction on asset sales contained herein or in any other Loan Document)."

         (d) The definition of "Consolidated Total Interest Expense" set forth in ss.1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Consolidated Total Interest Expense. For any period, the remainder of (a) the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees and expenses in connection with the borrowing of money, but excluding solely for purposes of calculating compliance with ss.11.4 hereof for any test period which includes any fiscal quarter ending on or prior to July 13, 2003, the payment of the accreted value of the accrued but unpaid interest on the Discount Notes as of November 15, 2001 payable by the Borrower on May 15, 2003 in accordance with ss.6 of the Discount Notes, minus (b) interest income of the Borrower and its Subsidiaries for such period, in each case, determined on a consolidated basis for such Persons in accordance with generally accepted accounting principles."

         ss.1.2. COMMITMENT FEE. The Credit Agreement is hereby further amended by deleting ss.2.2 in its entirety and substituting in lieu thereof the following new ss.2.2:

                  "2.2.    COMMITMENT FEE. The Borrower agrees to pay to the
         Agent for the accounts of the Banks in accordance with their respective Revolving Credit Commitment Percentages a commitment fee at an annual rate equal to (a) if the Applicable Margin corresponds to Level I, II or III in the table set forth in the definition of "Applicable Margin", one-half of one percent (0.50%), and (b) if the Applicable Margin corresponds to Level IV in the table set forth in the definition of "Applicable Margin", three-quarters of one percent (0.75%), in each case on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Revolving Credit Commitment exceeds the sum of (i) the Outstanding amount of Revolving Credit Loans plus (ii) the Maximum Drawing Amount, plus (iii) all Unpaid Reimbursement Obligations during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the last day of each calendar quarter for the calendar quarter then ending, commencing on March 31, 1998, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate."

         ss.1.3. FISCAL YEAR. The Credit Agreement is hereby further amended by deleting ss.8.20 in its entirety and substituting in lieu thereof the following new ss.8.20"

                  "8.20.   FISCAL YEAR. The Borrower has a fiscal year
         consisting of thirteen (13) 4-week accounting periods ending on the last Sunday in December."

         ss.1.4. FINANCIAL REPORTING. Section 9.4 of the Credit Agreement is hereby amended by (i) deleting the text "and;" following clause (e) of such ss.9.4, (ii) deleting the period following clause (f) of such ss.9.4, and (iii) adding the following new clauses (g) and (h) to such ss.9.4:

                  "(g)     as soon as practicable, but in any event not later
         than forty-five (45) days after the end of each of the thirteen (13) 4-week accounting periods in each fiscal year of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such accounting period, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments); and

                  (h) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the thirteen (13) 4-week accounting periods in each fiscal year of the Borrower, a franchisee accounts receivable aging report, in form and substance satisfactory to the Agent."

         ss.1.5. LEVERAGE RATIO. The Credit Agreement is hereby further amended by deleting ss.11.1 of the Credit Agreement in its entirety and substituting in lieu thereof the following new ss.11.1:

                  11.1. LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio, determined at the end of each fiscal quarter of the Borrower ending during a Period set forth in the table below and calculated on a Pro Forma Basis following a Permitted Acquisition, to be greater than the Ratio set forth opposite such Period in such table:


             Period                                         Ratio
             ------                                         -----

       12/31/99 - 10/7/01                                  3.75:1
       10/8/01 -- 4/21/02                                  4.50:1
        4/22/02 - 7/14/02                                  4.40:1
       7/15/02 -- 10/6/02                                  4.30:1
       10/7/02 -- 12/29/02                                 4.20:1
       12/30/02 -- 4/20/03                                 4.00:1
       4/21/03 -- 12/28/03                                 3.75:1
       12/29/03 -- 4/18/04                                 3.50:1
     4/19/04 and thereafter                                3.25:1


         ss.1.6. CASH FLOW RATIO. The Credit Agreement is hereby further amended by deleting ss.11.3 thereof and substituting in lieu thereof the following new ss.11.3:

                  11.3. CASH FLOW RATIO. The Borrower will not permit the Cash Flow Ratio, determined at the end of each fiscal quarter of the Borrower ending during a Period listed in the table below and calculated on a Pro Forma Basis following a Permitted Acquisition, to be less than the amount set forth opposite such Period in such table:


               Period                                         Ratio
               ------                                         -----

       Closing Date - 10/7/01                                1.25:1
          10/8/01 - 4/20/03                                  1.50:1
          4/21/03 - 4/18/04                                  1.15:1
       4/19/04 and thereafter                                1.50:1

         ss.1.7. INTEREST COVERAGE RATIO. The Credit Agreement is hereby further amended by deleting ss.11.4 thereof and substituting in lieu thereof the following new ss.11.4:

                  11.4. INTEREST COVERAGE RATIO. The Borrower will not permit the Interest Coverage Ratio, determined at the end of each fiscal quarter of the Borrower ending during a Period listed in the table below and calculated on a Pro Forma Basis following a Permitted Acquisition, to be less than the amount set forth opposite such Period in such table:


              Period                                         Ratio
              ------                                         -----

        12/31/99 - 12/30/01                                 2.50:1
        12/31/01 - 12/29/02                                 2.25:1
        12/30/02 - 12/28/03                                 2.50:1
      12/29/03 and thereafter                               2.75:1

         ss.1.8. CAPITAL EXPENDITURES. The Credit Agreement is hereby further amended by deleting ss.11.5 thereof and substituting in lieu thereof the following new ss.11.5:

                  "11.5.   CAPITAL EXPENDITURES. The Borrower will not make,
         and will not permit any of its Subsidiaries to make, Capital Expenditures during any fiscal year that exceed, in the aggregate, an amount equal to the lesser of (a) Consolidated EBITDA for such fiscal year minus Consolidated Total Interest Expense for such fiscal year and (b) (i) for the fiscal year ending December 29, 2002, $16,000,000,
         (ii) for the fiscal year ending December 28, 2003, $17,000,000, and
         (iii) for the fiscal year ending December 26, 2004, $18,000,000. Notwithstanding the foregoing and subject to the proviso set forth at the end of this sentence, for purposes of determining compliance with this ss.11.5 for any fiscal year, "Capital Expenditures" shall not include Capital Expenditures made during such fiscal year with the proceeds of any asset sale within one hundred eighty (180) days from the date of such asset sale; provided that the aggregate amount of Capital Expenditures so excluded shall not exceed (A) $10,000,000 for the period from the Closing Date to the Revolving Credit Loan Maturity Date and (B) $3,000,000 in any fiscal year."

         ss.1.9. SCHEDULE 1. The Credit Agreement is hereby further amended by deleting Schedule 1 attached thereto and substituting in lieu thereof the
Schedule 1 attached hereto.

         ss.2.    CONFIRMATORY WAIVER. (a) Subject to the satisfaction of the conditions set forth in ss.7, the Agent and the Banks confirm that they will have waived, by the consequent amendment to ss.11.4 of the Credit Agreement as contemplated hereby, any Event of Default resulting from the Borrower's failure to comply with the covenant set forth in ss.11.4 of the Credit Agreement (as in effect immediately prior to giving effect to this Amendment) for the fiscal quarter ended October 7, 2001.

         (b) The waiver referred to in ss.2(a) shall not extend to (i) any failure of the Borrower to comply with ss.11.4 of the Credit Agreement after giving effect to this Amendment and (ii) any other Default or Event of Default not expressly referred to in ss.2(a).

         ss.3.    CONSENT. The Borrower has informed the Agent that (a)
semi-annual cash interest payments on the Discount Notes are not required to be made pursuant to the terms of the Discount Indenture until May 15, 2003 and (b) the Borrower intends to elect to make cash interest payments on the Discount Notes on May 15, 2002 and November 15, 2002 (collectively, the "Interest Payments"). Notwithstanding the limitations set forth in ss.10.12 of the Credit Agreement which restrict the optional prepayment of Indebtedness, and subject to the satisfaction of the conditions set forth in ss.7, the Agent, on behalf of the Banks, hereby consents to each of the Interest Payments in accordance with ss.10.12 of the Credit Agreement.

         ss.4.    AUTHORIZATION TO FILE FINANCING STATEMENTS. The Borrower and
each of the Guarantors hereby irrevocably authorizes the Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as described in the Security Documents and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Person is an organization, the type of organization and any organizational identification number issued to such Person and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrower and each of the Guarantors agrees to furnish any such information to the Agent promptly upon request. The Borrower and each of the Guarantors also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

         ss.5.    REPRESENTATIONS AND WARRANTIES. The Borrower and each of the
Guarantors jointly and severally represent and warrant to the Banks and the Agent as follows:

         (a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement, each as amended by this Amendment, (i) were true and correct in all material respects when made, and (ii) except to the extent such representations and warranties by their terms are made solely as of a prior date, continue to be true and correct in all material respects on the date hereof.

         (b) Authority, Etc. The execution and delivery by the Borrower and the each of the Guarantors of this Amendment and the performance by the Borrower and each of the Guarantors of all of their agreements and obligations under this Amendment and the Credit Agreement as amended hereby (i) are within the corporate authority of the Borrower and each of the Guarantors, (ii) have been duly authorized by all necessary corporate proceedings by the Borrower and each of the Guarantors, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of the Guarantors is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of the Guarantors, and (iv) do not conflict with any provision of any corporate charter or by-laws of, or any agreement or other instrument binding upon, the Borrower or any Guarantor.

         (c) Enforceability of Obligations. This Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of the Borrower and each of the Guarantors enforceable against each such Person in accordance with their respective terms. Immediately prior to and immediately after and after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or any other Loan Document.

         ss.6.    AFFIRMATION OF BORROWER AND THE GUARANTORS.

         (a) The Borrower hereby affirms its absolute and unconditional promise to pay to each Bank and the Agent the Obligations due under the Notes, the Credit Agreement as amended hereby, and the other Loan Documents, at the times and in the amounts provided for therein. The Borrower confirms and agrees that (i) the Obligations of the Borrower to the Banks and the Agent under the Credit Agreement as amended hereby are secured by and entitled to the benefits of the Security Documents and (ii) all references to the term "Credit Agreement" in the Security Documents shall hereafter refer to the Credit Agreement as amended hereby.

         (b) Each of the Guarantors hereby acknowledges that it has read and is aware of the provisions of this Amendment. Each of the Guarantors hereby reaffirms its absolute and unconditional guaranty of the Borrower's payment and performance of the Obligations to the Banks and the Agent under the Credit Agreement, as amended hereby. Each of the Guarantors hereby confirms and agrees that the Guaranty shall hereafter constitute a guaranty of the Obligations under the Credit Agreement as amended hereby.

         ss.7.    CONDITIONS TO EFFECTIVENESS. This Amendment shall be
effective as of the date hereof upon the satisfaction of each of the following conditions precedent:

         (a) The Agent shall have received an original counterpart signature to this Amendment, duly executed and delivered by the Borrower, the Guarantors, the Banks and the Agent; and

         (b) The Borrower shall have paid to the Agent, for the pro rata account of each Bank that executes and delivers a copy of this Amendment to the Agent on or prior to 5:00 p.m. (EDT) on November 14, 2001, a non-refundable amendment fee in an amount equal to twenty-five hundredths of one percent (0.25%) on such Bank's Revolving Credit Commitment (after giving effect to this Amendment).

         ss.8.    MISCELLANEOUS PROVISIONS. (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument. Nothing contained in this Amendment (i) shall be construed to imply a willingness on the part of the Banks or the Agent to grant any similar or other future amendment of any of the terms and conditions of the Credit Agreement or the other Loan Documents and
(ii) shall in any way prejudice, impair or effect any rights or remedies of the Banks and the Agent under the Credit Agreement or the other Loan Documents.

         (b) THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL AND SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

         (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

         (d) Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

         (e) The Borrower hereby agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees and expenses).


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an agreement under seal of the date first written above.


                                    THE RESTAURANT COMPANY


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    THE RESTAURANT HOLDING
                                       CORPORATION, as Guarantor


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    PERKINS FINANCE CORP., as Guarantor


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    THE RESTAURANT COMPANY OF
                                       MINNESOTA, as Guarantor


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    TRC REALTY LLC, as Guarantor


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                    FLEET NATIONAL BANK (f/k/a BankBoston,
                                       N.A.), individually and as Agent


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    BANK OF AMERICA, N.A. (f/k/a
                                       Nationsbank, N.A.), individually and as
                                       Syndication Agent


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    AMSOUTH BANK (f/k/a First American
                                       National Bank)


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    SUNTRUST BANK


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                   SCHEDULE 1


                                                        REVOLVING CREDIT                REVOLVING CREDIT
          BANK                                             COMMITMENT                COMMITMENT PERCENTAGE
          ----                                          ----------------             ---------------------

FLEET NATIONAL BANK                                       $14,400,000                         36%
100 Federal Street
Boston, MA 02110
Tel:  617-434-4588
Fax: 617-434-6685
Attn:  Rodney Guinn

BANK OF AMERICA, N.A.                                     $13,600,000                         34%
100 North Tryon Street
Charlotte, NC 28255
Tel:     704.386.1828
Fax:     704.386.3271
Attn:  Richard Parkhurst

SUNTRUST BANK                                              $7,200,000                         18%
201 Fourth Ave., North
Nashville, TN  37219

Tel:     615-748-5969
Fax:     615-748-5269
Attn:  William Priester

AMSOUTH BANK                                               $4,800,000                         12%
6000 Poplar Avenue, Suite 300
Memphis, TN   38119
Tel:     901.762.5671
Fax:     901.762.5665
Attn:  Elizabeth H. Vaughn

                                                          -----------                         ---
TOTAL                                                     $40,000,000                         100%